UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2006 (April 19, 2006)

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 19, 2006, the Board of Directors of Susquehanna Bancshares, Inc. (the “Company”) expanded the size of the Board from fifteen to sixteen directors and appointed Michael A. Morello to fill the vacancy created by the expansion. Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Susquehanna Patriot Bank (“Patriot”) and Minotola National Bank (“Minotola”), dated November 14, 2005, Mr. Morello’s appointment became effective on April 21, 2006.

Mr. Morello, age 52, was most recently a member of the Board of Directors of Minotola, on which he served from 2001-2006. Mr. Morello also served as the Chair of Minotola’s Audit and Merchant Services Committees. Mr. Morello also owns the Stardust Development Company, LLC, a self-storage and real estate development company located in Marmora, New Jersey. From 1982 to 1997, Mr. Morello served as President and Chief Executive Officer of Minot Food Packers, Inc., a private-label food-processing company located in Bridgeton, New Jersey (“MFP”). In 1997, Mr. Morello sold MFP to Northland Cranberries, Inc. (“Northland”) and served as President of Northland’s Private Label Division from 1997 to 1998.

Pursuant to the Company’s standard director compensation package effective January 1, 2006, Mr. Morello shall receive a $17,000 annual retainer and $1,000 for each full board meeting he attends. The Board has not yet determined the committees (if any) on which Mr. Morello will serve.

Item 8.01.	Other Events

Issuance of Trust Preferred Securities

On April 19, 2006, the Company completed a private placement to an institutional investor of $50 million of fixed/floating rate trust preferred securities, through a newly formed Delaware trust affiliate, Susquehanna TP Trust 2006-1 (the “Trust”). The trust preferred securities mature in June 2036, are redeemable at the Company’s option beginning after five years, and bear interest initially at a rate of 6.392% per annum through the interest payment date in June 2011 and, after the interest payment date in June 2011, at a rate per annum equal to the 3-month LIBOR plus 1.33%.

The proceeds from the sale of the trust preferred securities were used by the Trust to purchase $51,547,000 in aggregate principal amount of the Company’s fixed/floating rate junior subordinated notes. The net proceeds to the Company from the sale of the notes to the Trust will be used by the Company to finance its acquisition of Minotola.

The notes were issued pursuant to a Junior Subordinated Indenture, dated April 19, 2006, between the Company, as issuer, and Wilmington Trust Company, as trustee (the “Indenture”). Like the trust preferred securities, the notes bear interest initially at a rate of 6.392% per annum through the interest payment date in June 2011 and, after the interest payment date in June 2011, at a rate per annum equal to the 3-month LIBOR plus 1.33%. The interest payments by the Company will be used to pay the quarterly distributions payable by the Trust to the holder of the trust preferred securities. However, so long as no event of default, as described below, has occurred under the notes, the Company may defer interest payments on the notes (in which case the Trust will be entitled to defer distributions otherwise due on the trust preferred securities) for up to 20 consecutive quarters.

The notes are subordinated to the prior payment of any other indebtedness of the Company that,

by its terms, is not similarly subordinated. The trust preferred securities will be recorded as a long term liability on the Company’s balance sheet; however, for regulatory purposes the trust preferred securities will be treated as Tier 1 or Tier 2 capital under rulings of the Federal Reserve Board, the Company’s primary federal regulatory agency.

The notes mature on June 15, 2036, but may be redeemed at the Company’s option at any time on or after June 15, 2011 or at any time upon certain events, such as a change in the regulatory capital treatment of the notes, the Trust being deemed an investment company or the occurrence of certain adverse tax events. Except upon the occurrence of certain events described above, the Company may redeem the notes at their aggregate principal amount, plus accrued and unpaid interest, if any. If the notes are redeemed in connection with the certain events described above, if the redemption occurs before the Interest Payment Date in June 2011, the redemption price will be the greater of 107.5% of the principal amount of the notes, plus accrued and unpaid interest (including additional interest) on the notes to the redemption date, or as determined by the quotation agent, the sum of the present values of the scheduled payments of principal and interest on the notes during the fixed rate period remaining life of the Debentures (assuming the notes matured on the interest payment date in June 2011) discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus accrued and unpaid interest (including additional interest) on the notes to such redemption date, or if the redemption date occurs on or after the interest payment date in June 2011, 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest (including any Additional Interest) on such notes to the redemption date.

The notes may be declared immediately due and payable at the election of the trustee or holders of 25% of aggregate principal amount of outstanding notes upon the occurrence of an event of default. An event of default generally means a default in the payment of any interest following the deferral of interest payments by the Company by 20 consecutive quarters, a default in the payment of the principal amount of the notes at maturity, a default in the Company’s performance, or breach, of any covenant or warranty in the Indenture which is not cured within 60 days, the institution of any bankruptcy or similar proceedings by or against the Company or the liquidation or winding up of the Trust, other than as contemplated in the Indenture.

The Company also has entered into a Guarantee Agreement, dated April 19, 2006, pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the trust preferred securities, and the payment of principal of the trust preferred securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or principal of the trust preferred securities after having received interest payments or principal payments on the notes from the Company for the purpose of paying those distributions or the principal amount of the trust preferred securities.

Closing of Minotola Transaction

Effective as of 11:59 p.m. on April 21, 2006, the Company completed its acquisition of Minotola and the related transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, Minotola merged with and into Patriot. A press release issued by Susquehanna on April 24, 2006 announcing these events is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
99.1	Press release dated April 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President & CFO

Dated: April 24, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release dated April 24, 2006